                                                                     Exhibit 4.6
                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE, is made and executed this 30 day of September, 1993, by and between UNILENS CORP., USA, a Delaware corporation, hereinafter referred to as "Lessee" and DR. KLAUS R. HOFFMANN and MRS. URSULA HOFFMANN, hereinafter collectively referred to as "Lessor".

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Bryan Dairy Limited, a Florida limited partnership, as lessor, ("Bryan Dairy") and University Optical Products Co., a Delaware corporation, as lessee ("University Optical"), entered into that certain lease dated February 25, 1983, and recorded in Official Records Book 5490, Page 1537, of the Public Records of Pinellas County, Florida (the "Lease"); and

     WHEREAS, Bryan Dairy has conveyed its interest in the property to Lessor and University Optical has assigned its interest in the Lease to Lessee by assignment of lease dated February 28, 1989, effective as of January 31, 1989, and recorded in Official Records Book 5973, Page 2368, of the Public Records of Pinellas County, Florida; and

     WHEREAS, Lessor and Lessee entered into that certain Amendment to Lease dated February 22, 1991; and

     WHEREAS, Lessee acknowledges and agrees that it defaulted under the terms and conditions of the Lease; and

     WHEREAS, Lessee acknowledges and agrees that the rental for the use of the premises was not paid in full since December, 1992; and

     WHEREAS, Lessee acknowledges and agrees that the security deposit in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) plus accrued interest thereon (the "Security Deposit") held by Lessor pursuant to Paragraph 9 of the Lease was applied towards the monthly rentals due under the terms and conditions of the Lease; and

     WHEREAS, Lessee acknowledges and agrees that after applying the Security Deposit towards the monthly rentals, the rental payment past due as of August 31, 1993, shall be Forty-Two Thousand Five Hundred Ninety Seven+ 04/100 Dollars ($ 42,597.04); and

     WHEREAS, Lessor and Lessee reached an agreement as to the curing of the rental payments past due which constituted prior default under the Lease, and as to certain modifications of the terms and conditions of the Lease as related to the rental payments, and therefore desire to make additional amendments to said Lease; and

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Lessor and Lessee agree to amend the Lease as follows:

     1. Lessee hereby covenants and agrees that starting April 1, 1993, it shall pay in cash to Lessor rental for the use of the premises in the amount of Sixteen Thousand and No/100 Dollars ($16,000.00) monthly instead of $20,359.00 as required under the terms of the Lease. Such payments shall be made on the first day of each month and shall continue through and including, June 1, 1994.

     2. Lessor and Lessee acknowledge and agree that on October 1, 1993, the monthly rental payments due under the terms of the Lease are to be increased by the increases in the Consumer Price Index for all urban consumers issued by the United States Bureau of Labor Statistics and the United States Department of Labor. Lessee agrees that it shall try in good faith to increase the monthly cash payments starting October, 1993, by the increases in said Consumer Price Index.

     3. Lessee hereby covenants and agrees that starting July 1, 1994, through and including December 1, 1994, the monthly cash rental payments shall be Seventeen Thousand and No/100 Dollars ($17,000.00).

     4. Lessee hereby covenants and agrees that starting January 1, 1995, through and including September 1, 1998, the monthly rent payments shall be made at the full Lease rate.

     5. Lessee hereby covenants and agrees that any and all rent shortage that shall be accumulated for the period December, 1992, through and including December, 1994, shall bear the interest rate of six percent simple interest (6%) annually, that such rental shortage shall be repaid prorated over the remaining term of the Lease, that is starting January 1, 1995, through and including September 30, 1998, and shall be evidenced by a Promissory Note (Exhibit "A") duly executed by Lessee, simultaneously with the execution of this Second Amendment.

     6. Lessor hereby covenants and agrees that for as long as there is no default on the part of Lessee under the terms and conditions of the Lease as amended, Lessee shall not be required to restore the Security Deposit in the amount of $25,000.00.

     7. The validity and enforceability of this Second Amendment shall not be impaired or affected by any of the following: (a) any failure or omission to enforce any right, power, remedy, or indulgence, with respect to the Lease or any amendment to the Lease, or any part thereof or any agreement related thereto by Lessor; and (b) any waiver of any right, power, remedy, or any default with respect to the Lease or any amendment to the Lease or any part thereof by Lessor.

     8. Lessee acknowledges and agrees that Lessor may take or omit to take any action, exercise or fail to exercise any right to remedy, and Lessee hereby irrevocably waives any

                                       (2)
defense, claim or action relating thereto and hereby authorizes Lessor to do any or all of the foregoing.

     9. Lessee represents and warrants that its execution and performance of this Second Amendment has been duly authorized by all necessary action, will not violate any of the terms or conditions of any agreement, indenture, or instrument to which it is a party or result in the imposition of any lien, charges or encumbrance upon any of its property, and that this Second Amendment is a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.

     10. Lessee shall pay all costs, fees and expenses, including reasonable attorney's fees actually incurred, incurred hereafter by Lessor in collecting or enforcing Lessee's obligations under the Lease as amended.

     11. This Second Amendment shall (a) bind Lessor, Lessee and their successors and assigns; and (b) inure to the benefit of Lessor and Lessee and their successors and assigns.

     12. Both Lessor and Lessee have participated in the negotiation and preparation of this Second Amendment; and, accordingly, this Second Amendment shall not be more strictly construed against either of the parties.

     13. Except as modified by the above-referenced amendments, the Lease shall remain in full force and effect.

     14. Lessor acknowledges and agrees that upon complete execution and delivery of this Second Amendment, Lessee shall not be in default of the Lease for failure to pay or perform any of its obligations under the Lease prior to the date of this Second Amendment.

                         [Signatures on following page.]


                                       (3)

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Lease to be duly executed the day and year first above written.
WITNESSES:                              LESSOR:



  /s/ Beate Brandt                        /s/ Klaus R. Hoffmann
-------------------------------------   ----------------------------------------
Name: Beate Brandt                      DR. KLAUS R. HOFFMANN
     --------------------------------



  /s/ Anna Oelkrug                        /s/ Ursula Hoffmann
-------------------------------------   -------------------------------------
 Name: Anna Oelkrug                     URSULA HOFFMANN
      -------------------------------


  /s/ Susanne Schaal - Adam
-------------------------------------
 Name: SUSANNE SCHAAL - ADAM
      -------------------------------


  /s/ Thomas Adam
-------------------------------------
 Name: THOMAS ADAM
      -------------------------------
                                        LESSEE:

                                        UNILENS CORP., USA
                                        a Delaware corporation



  /s/ Brian C. Eye                        /s/ A. W. Vitale
--------------------------------------  ----------------------------------------
 Name: Brian C. Eye                     Title: President
      --------------------------------       ---------------------------------
                                        Name:  A. W. Vitale
                                             -----------------------------------



  /s/ Stephen A. Suraci
--------------------------------------
 Name: Stephen A. Suraci
      --------------------------------

                                     CONSENT

The undersigned, Unilens Vision, Inc. (formerly Unilens Optical Corp.), a Canadian corporation, hereby consents to the Second Amendment to Lease dated________________________, 1993, by and between Unilens Corp., USA as Lessee and Dr. Klaus R. Hoffmann and Mrs. Ursula Hoffmann as Lessor, and hereby confirms the continuation of its guarantee to Dr. Klaus R. Hoffmann and Mrs. Ursula Hoffmann, as Lessor, the payment and performance by Unilens Corp., USA of the terms and conditions of the Lease, as amended by said Second Amendment to Lease.

UNILENS VISION, INC. (formerly Unilens Optical Corp.), a Canadian corporation


  /s/ W. S. Harper                        /s/ Ian S. Brodie
--------------------------------------  ----------------------------------------
 Name: W. S. Harper                     Title: PRESIDENT
      --------------------------------        ----------------------------------


  /s/
--------------------------------------
 Name:
      --------------------------------

                                       (4)

The foregoing instrument was acknowledged before me this 30th day of SEPTEMBER, 1993, by IAN S. BRODIE the PRESIDENT of Unilens Vision, Inc., a Canadian corporation, on behalf of the corporation.


                                          /s/ Ralph D. McRae
                                        ----------------------------------------
(NOTARIAL SEAL)                         Notary Public


                                        Name:  /s/ Ralph D. McRae
                                             -----------------------------------
                                        My Commission Expires: 1994

                                       (5)